Exhibit 23.2


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 of APA Optics, Inc. of our report dated May 11, 2001, with respect to the financial statements of APA Optics, Inc. included in its Annual Report on Form 10-K for the year ended March 31, 2001, filed with the Securities and Exchange Commission.



                                   ERNST & YOUNG LLP

Minneapolis, Minnesota
November 29, 2001


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